Exhibit 21.1


SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                      State of Incorporation
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American Safety Insurance Company               Georgia

American Southern Insurance Company             Kansas

Association Casualty Insurance Company          Texas

Association Risk Management General Agency      Texas

Bankers Fidelity Life Insurance Company         Georgia

Georgia Casualty & Surety Company               Georgia

Self-Insurance Administrators, Inc.             Georgia